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                                                                    EXHIBIT 23.4







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Equity Office Properties Trust on Form S-3 (Registration No. 333-59069) of our reports dated January 28, 1997, on our audits of the financial statements and financial statement schedules of Beacon Properties Corporation, which reports were filed with the Securities and Exchange Commission on the Form 8-K/A of Equity Office Properties Trust on February 18, 1998. We also consent to the reference to our firm under the caption "Experts."






                                             /s/ PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
August 31, 1998